Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED MARCH 13, 2001

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        1,579,718 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.

                                                                  Shares to be
                                                                 Offered for the
                   Selling Stockholders                      Selling Stockholder
------------------------------------------------------       -------------------

Dhaval & Geeta Ajmera                                                332

Harish & Darshana Shah                                               332

Rajesh Parekh & Daksha Parekh, Trustees of the                     7,128
  Parekh Family Trust UDT dtd 10/14/91

Rajesh Parekh & Daksha Parekh, Trustees of the                     4,979
  Parekh R84 Trust dated 9/22/998

Rajesh Parekh & Daksha Parekh, Trustees of the                     4,979
  Parekh R88 Trust dated 9/22/98

Rajvir Singh                                                      17,085

Karim Walji                                                          664

Roshana Matek-Asghar                                                 149

Parag Janardan Raval, Charles Schwab & Co., Inc.                     332
  Cust. Roth Conversion IRA

Robert Coneybeer                                                      96

Charles Curran                                                        16

Ryan Drant                                                            96

Suzanne King                                                          96

Charles M. Lineham                                                    96

Scott D. Sandell                                                      96

Sigrid Van Bladel                                                     96